                                  SALE OF TECHNOLOGY


     This Agreement is being entered into as of the 12th day of June, 1998 by and between ADRIAN A. JOSEPH ("A.A.J") and NURESCELL, a Nevada corporation ("Company").

     WHEREAS, A.A.J. has developed certain technologies as more specifically described in Schedule A hereto (the "Technologies"); and

     WHEREAS, the Company desire to acquire all of his right, title and interest in and to said the Technologies and A.A.J. desires to sell, transfer and assign the Technologies to the Company; and

     WHEREAS, the Company has agreed to purchase said the Technologies for an eighty (80%) percent ownership interest in the Company.

     For mutual promises and covenants contained herein, the parties herewith agree as follows:

                                      ARTICLE I

                          PURCHASE AND SALE OF TECHNOLOGIES

     1.1 PURCHASE AND SALE OF TECHNOLOGIES. Pursuant to the terms and conditions of this Agreement, A.A.J. hereby sells, conveys, assigns, transfers and delivers to the Company good and marketable title in and to those certain Technologies described in Schedule A hereof, and the Company herewith agrees to purchase said Technologies for the consideration set forth in paragraph 1.2. Said Technologies are being transferred free and clear of all liens, claims, mortgages, encumbrances, security interest and any other legal restrictions whatsoever.

     1.2    CONSIDERATION.

            (a) Pursuant to the determination of the Board of Directors of the Company and in reliance on independent appraisal of said Technologies, and based upon the representations and warranties of A.A.J. contained herein, the Company herewith agrees to purchase said Technologies for shares of Company common stock equal to eighty (80%) percent of the outstanding shares of common stock of the Company, equaling 10,000,000 shares of common stock. It is intended that the common stock shall have a par value of $0.001 per share. Said shares shall be delivered forthwith to A.A.J. The sale of said shares for the Technology is intended to comply with Section 351 of the Internal Revenue Code as amended.

                                  EXHIBIT 6.2

            (b) The Company's common stock has not yet been registered under the Securities and Exchange Act of 1933 or amendments thereto (the "Act") or any state securities acts and is being issued in reliance upon certain exceptions contained in federal and state securities laws. It is acknowledged that there are substantial restrictions on the transferability of the common stock of the Company. The shares of the Company are being acquired solely for the account of A.A.J. It is understood that A.A.J. intends to hold said stock subject to the restrictions thereon and has not entered into any contract undertaking, agreement or arrangement to dispose of said stock upon receipt or otherwise, except pursuant to federal and state securities laws as may be applicable.

            (c) It is understood by A.A.J. that each certificate representing the shares of the Company, which shall be issued hereunder and any other securities issued with respect to the shares of the Company, upon stock split, dividend, recapitalization, merger, consolidation or similar event (unless otherwise permitted or unless the shares of the common stock of the Company evidenced by such certificate shall have been registered under the Act), shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend that may be required under applicable securities law):

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTION TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

            (d) Upon request of the holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefore free of any transfer legend, if, with such request, the Company shall have received either (I) an opinion of legal counsel to be approved by the Company, which approval shall not be unreasonably withheld nor unduly delayed, indicating that said shares may be transferred without registration under the Act by reason of an exemption from the registration provisions of said Act, or (ii) a "no-action" letter from the Securities and Exchange Commission ("SEC") to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Act and applicable state securities laws.

            (e) The Company common stock issuable to A.A.J. hereunder shall not be transferable, except upon the conditions specified in this Agreement, which conditions are intended among other things, to insure compliance with the provisions of the Act, A.A.J. agrees to cause any proposed transferee of the shares of the Company common stock to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Agreement.

                                      ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF A.A.J.

     A.A.J. hereby represents, covenants and warrants to the Company as follows:

     2.1 AUTHORIZATION ETC. A.A.J. has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Associates of A.A.J. has taken all action required by law to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and, this Agreement is a valid and binding agreement of A.A.J. enforceable in accordance with its terms.

     2.2 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate any provision of the A.A.J., or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of A.A.J. under, any agreement or commitment to which the Company is a party or by which A.A.J. is bound, or to which the property of A.A.J. is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

     2.3 TITLE TO TECHNOLOGY. A.A.J. owns and has the full and exclusive right to use the Technology and the know-how and processes used in or necessary in connection with the Technology. A.A.J. has the sole and exclusive right to use and to assign and transfer the Technology and the know-how and processes referred to in the Disclosure Schedule, and the consummation of the transactions contemplated hereby will not alter or impair any such rights: on claims have been asserted by any person to the use of the Technology and the know-how or processes or thereto, and A.A.J. does not know of any valid basis for any such claim; and the use of the Technology and the know-how or processes do not infringe on the rights of any person.

                                     ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents, covenants and warrants to the Company as follows:

     3.1    CORPORATE ORGANIZATION: ETC.   The Company is a corporation duly
organized validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and asserts it now owns.

     3.2 AUTHORIZATION, ETC.. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Company has taken all action required by law, the Company's Certificate of Incorporation, its By-Laws or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms.

     3.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of the Company, or violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any agreement or commitment to which the Company is a party or by which the Company is bound, or to which the property of the Company is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

     3.4 CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.5 The Company herewith represents and warrants that the purchase of said Technology by Company for the shares specified herein has been approved by a duly authorized and properly scheduled meeting of the Board of Directors. A certified copy of the Board of Directors resolution authorizing the sale of said shares to A.A.J. for the Technology shall be provided to A.A.J. upon request.

     3.6 The Company further certifies that it has through independent means determined the value of said Technology which is equal to the sum of $5,000,000.

     3.7 The Company agrees that for a period of five years after the issuance of said above described shares of stock of Company, it shall not take any action which will result in a dilution of the ownership A.A.J. in accordance with this Agreement, except by written prior acceptance of same by A.A.J. Nothing contained herein shall prevent Company from issuing additional shares, however, the Company shall maintain the ownership ratio set forth in this Agreement unless and until A.A.J. consents to dilution of his shares for a period of three years from the date of execution of this Agreement.

                                      ARTICLE IV

                       SURVIVAL OF REPRESENTATIONS AND WARRANTS

     4.1 INVESTIGATIONS; SURVIVAL OF WARRANTIES. The respective representations and warrants of the Company and A.A.J. contained herein or in any certificates or other documents delivered herewith or prior hereto shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty shall survive the execution hereof for a period of one (1) year.

                                      ARTICLE V

                     SPECIAL REPRESENTATIONS REGARDING TECHNOLOGY

     A.A.J. herewith represents and warrants that said Technology is new and not yet subject to the issuance of a patent. There is no guarantee that any patent shall ever be issued with respect to said Technology, nor that said Technology will be commercially marketable.

                                      ARTICLE VI

                               MISCELLANEOUS PROVISIONS

     6.1 WAIVER OF COMPLIANCE. Any failure of the Company, on the one hand, or on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Chairman of the Board, President or Secretary of the Company, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     6.2 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:

     (a)    If to A.A.J.
            27451 Maverick Circle,
            Laguna Hills, CA  92653
or to such other person or address as A.A.J. furnish to the Company in writing.

     (b)    If to the Company, to:

            Nurescell Inc.
            2030 Main St.
            Irvine, CA  92615

            (copy to)
            Eric I. Michelman, Esq.
            Law Office of Eric I. Michelman
            2301 Dupont Drive, Suite 530
            Irvine, CA  92612

or to such other person or address as the Company shall furnish to A.A.J. in writing.

     6.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     6.4 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and constructed in accordance with the laws of the State of Nevada.

     6.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.6 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

     6.7 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, the Disclosure Schedules and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

     6.8 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     6.9 ARBITRATION. Any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Orange County, CA, in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three (3) arbitrators, one appointed by A.A.J. and Associates, one appointed by NRC and the third appointed by said Association. The decision or award of a majority of the arbitrators shall be final and binding upon the parties. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

            I WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.

Seal:                              A.A.J. and Associates


Attest:                            By:
                                       ---------------------------------

                                   Nurescell, Inc.



----------------------------
Title:  Secretary                  By:
                                       ---------------------------------

                                    EXHIBIT I


                                  SECTION 1.1(b)

SALE OF MATERIALS AND SAMPLES TO THE COMPANY
--------------------------------------------

Resins, Powders, Components                                           $14,000.00

Molds, Mixers, Tools                                                    7,000.00

Books and Research Materials                                            7,500.00

Pre-Operating Expanses                                                  5,500.00

TOTAL                                                                 $34,000.00
-----                                                                 ----------

This amount will be paid to "A.A.J." in cash out of the PRIVATE PLACEMENT, or PUBLIC OFFERING, funds raised by the Company.